Tiffany & Co.
Subsidiaries
(Note: Omitted from this list are certain subsidiaries that do not constitute Significant Subsidiaries (see Reg. S-X))

Exhibit 21.1
Tiffany & Co.
Report on Form 10-K



TIFFANY & CO. Delaware August 16, 1984
TIFFANY AND COMPANY New York May 30, 1868
LAURELTON DIAMONDS, INC. (Formerly FHH Diamonds, Inc.) Delaware June 13, 2002
EAST POND HOLDINGS, INC. Delaware August 23, 2002 (47-0886504)
TIFFANY & CO. INTERNATIONAL Delaware October 11, 1984
Domestic Subsidiaries
International Subsidiaries
TIFFANY & CO. ICT, INC. Delaware
TIFFANY & CO. (Formerly Societe Francaise Pour Le Developpement De La Porcelaine D'Art) France
LAURELTON DIAMONDS INC. Northwest Territories Canada
IRIDESSE, INC. (Formerly TCOPJ, Inc.) Delaware
TIFFANY & CO. JAPAN INC. Delaware June 11, 1992
TIFFANY-BRASIL LTDA. Brazil
TIFFANY (NJ) INC.
SOCIETE EUROPEENNE DE PORCELAINE INDUSTRIELLE ET ARTISANALE France
TGB Y.K. Japan
TIFFANY IMPORTAÇÃO E COMÉRCIO DE JÓIAS LTDA. Brazil
TIFFANY ATLANTIC CITY, INC.
TIFFANY & CO. (Unlimited Liability) United Kingdom
LCT INSURANCE COMPANY New York
T. RISK HOLDINGS INC. New Jersey
LITTLE SWITZERLAND, INC. Delaware
TIFFANY & CO. OF NEW YORK LIMITED Hong Kong
POWBRIDGE PORTFOLIO INC. Bahamas
TRM INVESTMENTS L.L.C. New Jersey
L.S. WHOLESALE, INC. Massachussets
SINDAT LIMITED Hong Kong
L.S. HOLDING (FLORIDA), INC. Florida
TIFFANY & CO. ITALIA S.p.A. (Formerly Tiffany-Faraone S.p.A.) Italy
DPFH CO. LTD. British Virgin Islands
L.S. HOLDING, INC. Virgin Islands Controls various small operating subsidiaries throughout the Caribbean and Alaska
TIFFANY KOREA LTD. (Formerly Tiffco Korea Ltd.) Republic of Korea
TIFFCO INVESTMENT VEHICLE, INC. British Virgin Islands
LAURELTON DIAMONDS VIETNAM LTD. (Formerly Hai Duong D.C.V.T. Limited Company) Vietnam
TCO MACAU LIMITED Macau
TIFFANY & CO. MEXICO, S.A. de C.V. Mexico
NHC, LLC [Tiffco Investment Vehicle, Inc. 51%] Delaware
TIFFANY & CO. OVERSEAS FINANCE B.V. Netherlands
RAND PRECISION CUT DIAMONDS (PTY) LTD. [NHC, LLC 85%] South Africa
TIFFANY & CO. PTE. LTD. Singapore
UPTOWN ALLIANCE (M) Sdn. Bhd. Malaysia
TIFFANY & CO. WATCH CENTER A.G. Switzerland-Canton Zurich
TIFFANY & CO. WATCH CENTER A.G. Switzerland-Canton Zurich